                SUB-LICENSE AGREEMENT- CANADA
                -----------------------------

THIS AGREEMENT made effective as of the 29th day of February, 2000, between:


Winsire Enterprises Corporation, a British Columbia company having an address at #102 - 360 Edworthy Way, New Westminster, British Columbia, Canada V3L 5G5

                               (hereafter called "Winsire")

                        and -

Mega Tools Ltd., a British Columbia company having an address at #5 - 5492 Production Boulevard, Surrey,
British Columbia, Canada V3S 8P5

                               (hereafter called "Mega Tools")

                      - and -

Jore Corporation, a Montana corporation having an address at 45000 Highway 93 South, Ronan, Montana
59864, United States of America

                               (hereafter called "Jore")

WHEREAS:

I.	Winsire is the owner of the following patents (hereafter
the "Patents") for an invention of Hermann Fruhm entitled
"Cartridge Type Screwdriver" (hereafter the "Invention"):

Country            Patent Number  Issue Date          Expiry Date
-------------      -------------  ------------------  ----------------

Australia          668,616        17 September, 1996  15 October, 2013
Austria            E148,647       5  February, 1997   15 October, 2013
Brazil             PI 9307551-0   21 March, 2000      15 October, 2013
Canada             2,084,270      20 January, 1998    1  December, 2012
France             EP 674,567     5  February, 1997   15 October, 2013
Germany            69308038.8-08  5  February, 1997   15 October, 2013
Hong Kong          HK1004260      20 November, 1998   15 October, 2013
Italy              EP 674,567     5  February, 1997   15 October, 2013
Japan              2,869,678      8  January, 1999    15 August, 2013
Sweden             EP 674,567     5  February, 1997   15 October, 2013
Switzerland        EP 674,567     5  February, 1997   15 October, 2013
Taiwan             NI-084443      1  March, 1997      14 August, 2013
United Kingdom     EP 674,567     5  February, 1997   15 October, 2013
U.S.A.             5,265,504      30 November, 1993   1  December, 2012

II.	Winsire has filed applications (hereafter the
"Applications") to patent the Invention as follows:

Country            Serial Number  Filing Date         Expiry Date
-------------      -------------  ------------------  ----------------
South Korea        95-702,035     15 October, 1993    15 October, 2013

III.	Pursuant to a "National Accounts License Agreement -
Canada", a copy of which is attached hereto as Schedule
"A", Winsire has granted Mega Tools certain rights in respect of the Invention, the Patents and the Applications, subject to a termination date of the 8th day of November, 2005 and further subject to a "Renewal Option" to extend the term of the National Accounts License Agreement -
Canada to and until the 1st day of December, 2032.

IV.	With Winsire's consent, Mega Tools wishes to sub-license to
Jore certain of the rights granted to Mega Tools by Winsire pursuant to the National Accounts License Agreement -
Canada.

V.	Pursuant to a National Accounts License Agreement - USA
Winsire has granted Mega Tools USA Inc. certain rights in respect of the Invention, the Patents and Applications, subject to a termination date of the 8th day of November, 2005 and further subject to a "Renewal Option" to extend the term of the National Accounts License Agreement - USA to and until the lst day of December, 2032.

VI.	Concurrently herewith Mega Tools USA Inc. intends to sub-
license to Jore certain of the rights granted to Mega Tools
USA Inc. pursuant to the National Accounts License
Agreement - USA.


NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


DEFINITIONS
-----------

1.	In this Agreement:

(a)	"Apparatus" means cartridge type screwdrivers produced
in accordance with any of the Licensed Patents and/or the Know-how.

(b)	"Improvement" means any modification or variant of the
Apparatus, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of at least one claim of at least one of the Licensed Patents.

(c)	"Know-how" means technical information, knowledge, and
expertise concerning the design, construction and use of the Apparatus, possessed by Mega Tools, which is not otherwise lawfully readily available to Jore as a unitary package for a reasonable price except from Mega Tools by virtue of this Agreement.

(d)	"Licensed Patents" means the Patents and any patent
which issues from any of the Applications.

(e)	"National Account Customer" means Sears, Sears Canada
and Home Depot (and their respective successors);
provided that, after the date of execution hereof, Mega Tools and Jore may, by agreement in writing, extend the definition of "National Account Customer" to include any of the following entities: Truserve, Ace, WalMart, K-Mart, Builders Square, Home Base,
Target, Lowe's Home Centers, The Contractor's Yard,
Fred Meyer, Canadian Tire, Cotter Canada, Home
Hardware, Howdens, Revy Home & Garden, Grope, Sodisco
Group, Zellers, Sam's, Costco, B.J.'s, Payless
Cashways, Scotty's, BuyMart, Mid-States, Eagle
Hardware and Garden, Distribution America, Pro Group,
Shopko, Villager, AAFES and Menards (and their respective successors).

(f)	"Regular Account Customer" means any entity which is
not a National Account Customer.

(g)	"Sub-License Agreement - Canada" means this Agreement
as the same may from time to time be modified, amended, superseded or replaced;

(h)	"Sub-License Agreement - USA" means that certain sub-
license agreement referred to above in recital VI as the same may from time to time be modified, amended, superseded or replaced.

(i)	"Territory" means Canada.

(j)	"Trademark" means MEGAPRO, or MEGA-LOK, or such other
trademark as Winsire may authorise in writing. For greater certainty, Winsire owns the following trademark registrations and applications:

     (i)   Canadian trademark registration number 473,554
MEGAPRO 15 In 1 & Design;

     (ii)  United States trademark registration number
2,083,666 MEGAPRO 15 In 1 & Design;

     (iii) United States trademark registration number
2,130,439 MEGAPROOF 16 In 1;

     (iv)  Australian trademark registration number 771,100
MEGAPRO;

     (v)   New Zealand trademark registration number 297,017
MEGAPRO;

     (vi) Application for Canadian registration of trademark MEGAPRO filed on 22 October, 1999 under serial number 1,033,592; and,

     (vii)	Application for United States registration of
trademark MEGAPRO filed on 28 October, 1999 under serial number 75/833,890.

(k)	The headings are inserted solely for convenience of
reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

GRANT OF SUB-LICENCE
--------------------

2.	Subject to the terms and conditions of this Agreement, and
the making of payments as hereinafter provided, Mega Tools hereby grants to Jore (for the term of this Agreement unless otherwise provided) an exclusive sub-licence in respect of the Licensed Patents and Know-how in accordance with the following particulars:

(a)	Jore is hereby granted a non-exclusive sub-license to
manufacture Apparatus in the Territory.

(b)	Jore is hereby granted an exclusive sub-license to
sell Apparatus to National Account Customers for subsequent sale of such Apparatus within the Territory by such National Account Customers.

(c)	Jore is hereby granted a non-exclusive sub-license to
utilize the Know-how in manufacturing and selling
Apparatus throughout the Territory to National Account
Customers for subsequent sale of such Apparatus within the Territory by such National Account Customers.

(d)	For greater certainty, during the term of this Sub-
License Jore shall have no right pursuant to this Sub-
License, and shall not:

     (i)   sell Apparatus to Regular Account Customers; or,

     (ii) sell or otherwise distribute Apparatus outside the Territory; or,

     (iii) manufacture or sell Apparatus except for the purpose of selling such Apparatus within the Territory to National Account Customers for subsequent sale of such Apparatus within the Territory by such National Account Customers, and except for the purpose of selling such Apparatus to Winsire or Mega Tools pursuant to Article 4 of this Agreement.

(e)	If, during the term of this Agreement, Winsire or Mega
Tools develops or discovers, or is a co-developer or co-discoverer of any Improvement then Mega Tools shall promptly inform Jore thereof, and the rights hereby granted to Jore shall, for the balance of the term of this Agreement, be deemed to extend to the manufacture, use and sale of such Improvement, without the payment of any additional royalty.

(f)	If, during the term of this Agreement, Jore discovers
or develops or is a co-developer or co-discoverer of any Improvement then Jore shall promptly inform Mega
Tools thereof, Jore shall assign all rights in such Improvement to Winsire free and clear of all encumbrances, security interests or adverse claims, and the rights hereby granted to Jore shall, for the balance of the term of this Agreement, be deemed to extend to the manufacture, use and sale of such Improvement, without the payment of any additional royalty. For greater certainty, in any case where an employee of Jore or a contractor retained by Jore is considered to be an inventor or joint inventor of an Improvement, Jore shall communicate to Winsire all known facts respecting such Improvement, and shall each time request is made and without undue delay execute and deliver to Winsire or cause to be executed and delivered to Winsire all such papers as may be necessary or desirable to perfect Winsire's title to such Improvement, and shall generally do everything possible to aid Winsire in obtaining and enforcing proper patent protection for such Improvement in any and all countries.

MOULDS
------

3.

(a)	Jore acknowledges that Winsire has paid for and
therefore owns all moulds existing in the Territory as of the effective date hereof, which are capable of being used to manufacture any component of the Apparatus.

(b)	Unless Winsire (by notice in writing to Jore) elects
not to accept same, upon termination of this Agreement for any reason, Jore shall contact Winsire to make arrangements for, and shall thereafter deliver at Jore's expense to Winsire all moulds which are capable of being used to manufacture any component of the Apparatus, provided that Winsire and Mega Tools shall first reimburse Jore for any such moulds that were paid for by Jore, by each paying Jore 50% of Jore's invoiced cost of such moulds (for internally produced moulds, such cost shall be the estimate of cost produced by a mutually agreed upon mould manufacturer) less depreciation at the rate of 10% per annum.

(c)	Jore shall not permit possession of any mould capable
of being used to manufacture any component of the Apparatus to pass to any party except Winsire. Jore shall take whatever steps may be necessary to secure written verification, satisfactory to Winsire, of Winsire's right to secure possession of the moulds as aforesaid.

(d)	If Jore deems it necessary to obtain any additional,
substitute, replacement, repaired or refurbished moulds in order to manufacture any component of the Apparatus, then Jore shall pay all costs of obtaining such additional, substitute, replacement, repaired or refurbished moulds and such additional, substitute, replacement, repaired or refurbished moulds shall be subject to the terms of Articles 3(b) and 3(c) of this Agreement.

SALES TO WINSIRE AND MEGA TOOLS
-------------------------------

4.

(a)	Winsire may purchase Apparatus from Jore for sale
outside the Territory, except for Apparatus on which Jore has included component parts that Jore has offered to any of its customers on an exclusive basis.

(b)	Provided both Mega Tools and Mega Tools USA Inc.
remain licensees in good standing under their respective "Regular Accounts License Agreement" with
Winsire, Mega Tools may purchase Apparatus from Jore for sale within the Territory to Regular Account
Customers, except for Apparatus on which Jore has included component parts that Jore has offered to any of its customers on an exclusive basis.

(c)	The price which Jore charges Winsire or Mega Tools for
any particular number of units of Apparatus shall be no greater than the lowest price, less royalties as provided in Article 6 of this Agreement, charged or that would be charged by Jore to any other party for a similar number of units of Apparatus, as of the date on which such units are ordered from Jore by Winsire or by Mega Tools.

COMMUNICATION OF KNOW-HOW;
--------------------------
PRESERVATION OF CONFIDENTIAL INFORMATION
----------------------------------------

5.

(a)	Mega Tools shall communicate to Jore all Know-how in
the possession of Mega Tools reasonably relevant to the design, manufacture, marketing, and use of the Apparatus. During the term of this Agreement, Mega
Tools will continue to communicate to Jore, all such further Know-how as comes into Mega Tools' possession.

(b)	Jore shall communicate to Mega Tools all technical
information and know-how relevant to the design, manufacture, marketing, installation or use of the Apparatus, as comes into the possession of Jore.

(c)	All Know-how and technical information communicated
pursuant to either of sub-paragraphs (a) or (b) hereof shall be deemed to be confidential information, except information which has been previously published as a package or is otherwise clearly in the public domain.
Jore shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by Mega Tools. Jore shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information. Jore's obligation of confidentiality shall terminate with respect to specific technical information only if and when the said specific technical information (i) is publicly disclosed by a third party having no obligation of confidentiality to Winsire; or (ii) becomes available to the public otherwise than through the wrongful act or neglect of Jore; or (iii) has been communicated by Mega Tools to Jore more than seven years prior to disclosure thereof by Jore and this Agreement has been terminated.

(d)	Mega Tools shall use its best efforts to verify the
accuracy of the information furnished and provided to Jore, but will not be liable for damages arising out of or resulting from any information or representations made available, or the use thereof, under any circumstances.

ROYALTY PAYMENTS
----------------

6.
(a)	In consideration for the sub-licence hereby granted,
Jore shall pay Mega Tools a Unit Royalty in respect of each and every unit of Apparatus shipped or otherwise disposed of by or on behalf of Jore in accordance with the terms of this Agreement.

(b)	The Unit Royalty amount payable pursuant to sub-
paragraph (a) hereof shall be U.S. sixty cents (U.S.
$0.60).

(c)	If the total Unit Royalties payable pursuant to sub-
paragraph (a) hereof and the Sub-License Agreement -
USA in respect of any particular period terminating on a date tabulated below do not exceed the Minimum
Royalty tabulated below for such period, then Jore shall, no later than thirty (30) days after such termination date tabulated below, pay Mega Tools an amount equal to the difference between such Minimum
Royalty and such total Unit Royalty for such period.

Period(s) Terminating         Minimum Royalty
---------------------         ---------------

Without Infomercial
-------------------

8 November, 2000              U.S. $30,000
8 November, 2001              U.S. $60,000
8 November, 2002              U.S. $60,000
8 November, 2003              U.S. $60,000
8 November, 2004              U.S. $60,000
8 November, 2005              U.S. $60,000
8 November, 2006              U.S. $60,000
8 November, 2007              U.S. $60,000
8 November, 2008              U.S. $60,000
8 November, 2009              U.S. $60,000
8 November, 2010              U.S. $60,000
8 November, 2011              U.S. $60,000
8 November, 2012              U.S. $60,000


With Infomercial
----------------

8 November, 2000              U.S. $  60,000
8 November, 2001              U.S. $ 120,000
8 November, 2002              U.S. $ 120,000
8 November, 2003              U.S. $ 120,000
8 November, 2004              U.S. $ 120,000
8 November, 2005              U.S. $ 120,000
8 November, 2006              U.S. $ 120,000
8 November, 2007              U.S. $ 120,000
8 November, 2008              U.S. $ 120,000
8 November, 2009              U.S. $ 120,000
8 November, 2010              U.S. $ 120,000
8 November, 2011              U.S. $ 120,000
8 November, 2012              U.S. $ 120,000

The terms "without infomercial" and "with infomercial" shall mean that a National Account Customer has produced and is airing in U.S. national cable markets or their equivalent a video promotional piece on the Apparatus. Such a video promotional piece would be similar in nature and broadcast scope to the video produced in 1999 by Jore and Sears on the Speed-Lok Master Set. The Minimum
Royalty for any given period shall be determined pro rata according to the number of days within such period that such a promotion is actually airing and a 30 day period thereafter.

(d)	Unit Royalties shall be paid by Jore to Mega Tools in
respect of any particular unit of Apparatus by the end of the second month following the month in which such unit of Apparatus is shipped or otherwise disposed of by or on behalf of Jore.

(e)	No royalty shall be payable by Jore in respect of any
unit of Apparatus purchased from Jore by Winsire or Mega Tools.

(f)	Calculation of any difference between Minimum Royalty
and Unit Royalty shall be made without regard to any unit of Apparatus purchased from Jore by Winsire or by Mega Tools.

(g)	Jore shall keep separate records and sufficient detail
to permit the determination of royalties payable hereunder and will, together with each royalty payment, deliver to Mega Tools a written account, certified by a senior officer of Jore, showing the number of units of Apparatus in respect of which royalties are payable to Mega Tools and showing in detail the calculations upon which the royalties payable to Mega Tools in respect thereof were determined.

(h)	Royalties paid by Jore to Mega Tools under this
Agreement shall not be refundable for any purpose except for amounts paid due to computational errors, and in such case, any overpayment shall be taken as a credit against future royalties payable under this Agreement, except at termination.

(i)	All payments made to Mega Tools hereunder shall be
made in United States dollars, without any set-offs or deductions other than withholdings at source for taxes which Jore is required by law to withhold. Jore shall furnish Mega Tools with pertinent documentation respecting any withholding tax payments made by Jore with respect to any payments made to Mega Tools.
Payment shall be made at Mega Tools' address for receipt of notices hereunder or at such other address or deposited in such bank account as Mega Tools may from time to time designate by notice to Jore.

(j)	If this Agreement is terminated pursuant to Section
13, the Minimum Royalty applicable to the year in which the Agreement is terminated shall be prorated with respect to the portion of the year that has expired upon termination. For example, if this Agreement is terminated on August 7, 2007, the Minimum
Royalty for 2007, without infomercial, will be three-quarters of $60,000, or $45,000.

WARRANTIES
----------

7.
(a)	Mega Tools warrants and represents that:

(i)	Mega Tools has the power to grant this sub-
license to Jore;

(ii)	Mega Tools has not made, granted or entered into
any encumbrance, license or other agreement affecting the Licensed Patents or Trademark, inconsistent with this Agreement;

(iii)	The use of the Apparatus by Mega Tools has never
given rise to any complaint alleging infringement of any patent, trademark or other intellectual property right; and,

(iv)	Mega Tools has not made, granted or entered into
any encumbrance, licence or other agreement affecting the Know-how, inconsistent with this Agreement.

(b)	Jore warrants and represents that Jore has the skill,
expertise, facilities, equipment and manpower necessary to energetically exploit the Licensed
Patents and Know-how within the Territory in compliance with Winsire's standards so as to derive maximum revenue for Winsire, Mega Tools and Jore;

(c)	This Agreement is not subject to any warranties or
representations, express or implied, except as specifically set forth.

FURTHER COVENANTS
-----------------

8.	Jore acknowledges and agrees that:
(a)	Jore shall not knowingly permit any party to
distribute Apparatus outside the Territory;

(b)	If Jore is advised by Mega Tools that Apparatus
acquired from Jore has been distributed outside the Territory, then Jore shall, to the extent permissible by law:

(i)	exert its best efforts to identify the party
responsible for such distribution; and,

(ii)	make no further sales of Apparatus to such party,
or to any other party who Jore knows or
reasonably should know is acting as an agent for such party until such party reasonably satisfies
Jore that it has remedied its out-of-Territory sales and has agreed in writing not to sell
Apparatus outside of the Territory in future;

(c)	If Jore is advised by Mega Tools that Apparatus
acquired from Jore has been distributed outside the Territory by a particular party, then Jore shall make no sales of Apparatus to such party, or to any other party who Jore knows or reasonably should know is acting as an agent for such party until such party reasonably satisfies Jore that it has remedied its out-of-Territory sales and has agreed in writing not to sell Apparatus outside of the Territory in future;

(d)	Jore shall at all times during the Term of this
Agreement remain the licensee under the Sub-License
Agreement - USA and shall duly and punctually perform all its obligations thereunder.

COMPLIANCE WITH WINSIRE'S AND MEGA TOOLS' STANDARDS

9.
(a)	Jore may select materials to be used to manufacture
the Apparatus, but such materials shall be subject to Winsire's reasonable approval. Jore shall otherwise be solely responsible for manufacturing the Apparatus, provided however that:

(i)	Jore shall not commence production of Apparatus
until after Winsire has approved, in writing, the quality of the moulds used by Jore to produce the Apparatus, such approval to be granted or withheld by Winsire within fifteen (15) days of the first to occur of Winsire's receipt or inspection of products produced by such moulds;

(ii)	In order to obtain Winsire's written approval of
the moulds, Jore shall supply Winsire with samples of apparatus produced by the moulds, such samples to be of a quality equal to or greater than the quality of any samples previously supplied to Winsire by Jore;

(iii)	If Winsire does not approve the moulds after
inspecting two different samples of Apparatus produced by the moulds, then Winsire shall attend, at Jore's expense, and within fifteen
(15) days of its rejection of such moulds, at the site of the moulds to provide technical assistance in remedying deficiencies in the moulds and thereby expedite Winsire's approval of the quality of the moulds;

(iv)	Jore shall pay Winsire U.S. Two Hundred Dollars
(U.S. $200) per day for each man-day of
assistance provided by Winsire under this Article, plus travel, lodging, meal and incidental expenses arising from the implementation of this Article.

(v)	Payments owed by Jore to Winsire in respect of
assistance provided by Winsire under this Article, including reimbursement of any expenses incurred by Winsire for which Jore is responsible, shall be paid by Jore within thirty
(30) days of being invoiced therefore by Winsire.

(b)	Jore will consistently devote commercially reasonable
efforts, at its own expense, to ensure that the Apparatus is produced in accordance with Winsire's quality standards. During any calendar quarter throughout the term of this Agreement, Winsire may request that Jore provide Winsire, without charge, with six (6) samples of Apparatus. Forthwith upon receipt of any such request Jore shall provide such samples to Winsire, which samples shall be identical to Apparatus being produced by or for Jore at the time such request is made. If Winsire determines that such samples are of a quality which does not meet or exceed
Winsire's standards then Winsire shall promptly so inform Jore and Jore shall thereupon cease all manufacture of Apparatus and shall take corrective action to ensure that all Apparatus manufactured by Jore meets or exceeds Winsire's standards. Jore shall not resume production scale manufacture of Apparatus until after Winsire has certified, in writing, that Apparatus manufactured by Jore meets or exceeds
Winsire's standards.  Winsire's inspection of
Apparatus for any such re-certification shall take place within fifteen (15) days of a request for re-certification by Jore.

(c)	Jore shall be solely responsible for all after sales
servicing of Apparatus, and for all returns or exchanges of defective or damaged units of Apparatus.

(d)	Mega Tools shall furnish to Jore all commercial and
marketing information and contacts which it has heretofore obtained or developed in connection with the exploitation of the Apparatus in the Territory, and Jore agrees to furnish to Mega Tools all commercial and marketing information and contacts which it shall obtain or develop in connection with the exploitation of the Apparatus within the Territory.

(e)	Jore shall use commercially reasonable efforts to
diligently and continuously promote the sale of Apparatus throughout the Territory, at Jore's expense, so as to create and sustain marketplace demand for the Apparatus.

(f)	At Jore's expense, Jore shall stock assembled,
packaged, ready for sale Apparatus in sufficient quantity in warehouse facilities which Jore shall maintain at such locations within the Territory as may be required to enable Jore to deliver Apparatus ordered from Jore within Jore's standard delivery time frames.

(g)	Jore shall comply with all laws and regulations
relating or pertaining to the manufacture, sale, advertising or use of the Apparatus and shall maintain the high quality and standards of Mega Tools and shall comply with the regulations, orders and directives or all regulatory agencies which shall have jurisdiction over the Apparatus. Jore shall maintain records of all tests and reports as necessary to demonstrate such compliance.

MARKETING
---------

10.
(a)	Mega Tools will, upon request, render marketing
assistance to Jore in respect of the Apparatus, including attendance of a representative of Mega Tools at the premises of Jore's prospective purchasers within fifteen (15) days of a request by Jore, provided that:

(b)	Jore shall pay Mega Tools U.S. Two Hundred Dollars
(U.S. $200) per day for each man-day of assistance provided by Mega Tools under this Article, plus all travel, lodging, meal and incidental expenses arising from the implementation of this Article.

(c)	Mega Tools shall not be obligated to provide more than
three (3) man-days of assistance per month pursuant to this Article. The identity and number of Mega Tools' personnel rendering such assistance shall be in Mega
Tools' reasonable discretion.

(d)	Payments owed by Jore to Mega Tools in respect of
assistance provided by Mega Tools under this Article, including reimbursement of any expenses incurred by Mega Tools for which Jore is responsible, shall be paid by Jore within thirty (30) days of being invoiced therefore by Mega Tools.

TECHNICAL ASSISTANCE
--------------------

11.
(a)	Mega Tools shall, at Jore's request and expense,
provide technical assistance to Jore within fifteen
(15) days of a request by Jore to provide such assistance.

(b)	Jore shall pay Mega Tools U.S. Two Hundred Dollars
(U.S. $200) per day for each man-day of assistance provided pursuant to this Article; and, Jore shall be solely responsible for all travel, lodging, meal and incidental expenses arising from the implementation of this Article.

(c)	Mega Tools shall not be obligated to provide more than
three (3) man-days of assistance per month pursuant to this Article. The identity and number of Mega Tools' personnel rendering such assistance shall be in Mega
Tools' discretion.

(d)	Payments owed by Jore to Mega Tools in respect of
assistance provided by Mega Tools under this Article, including reimbursement of any expenses incurred by Mega Tools for which Jore is responsible, shall be paid by Jore within thirty (30) days of being invoiced therefore by Mega Tools.

AUDIT
-----
12.
(a)	Jore shall keep and maintain for a period of at least
six (6) years, at its executive offices, such full and accurate records (including books of account) as are necessary to determine the amounts payable hereunder and shall permit Mega Tools or their authorised representative during normal business hours and upon reasonable notice to have full access to such records, to audit them, and to make copies of them solely for the purpose of verifying the accuracy thereof. Mega
Tools shall bear all costs of such examination unless such examination reveals a material misstatement or mispayment of the amount owing by Jore to Mega Tools of 5% or more, in which event Jore shall bear all costs of such examination, and Jore agrees to promptly reimburse Mega Tools for such costs.

(b)	If any such inspection reveals a shortfall in the
royalties payable to Mega Tools hereunder then Jore shall forthwith pay the full amount of such shortfall, plus interest as herein provided, to Mega Tools.

TERM AND TERMINATION
--------------------

13.
(a)	This Agreement shall remain in force until and shall
expire on the first day of December, 2012, provided however that if the National Accounts License
Agreement - Canada is terminated or if Mega Tools does not extend the term of the National Accounts License
Agreement - Canada by exercising the Renewal Option contained therein, then this Agreement shall terminate at such time as the National Accounts License
Agreement - Canada terminates, in which case sub-paragraph 13(g) hereof will become operative.

(b)	Any party hereto may terminate this Agreement without
prior notice:

(i)	if another party hereto or any party to the Sub-
License Agreement - USA ceases to function as a going concern; or,

(ii)	if another party hereto or any party to the Sub-
License Agreement - USA makes an assignment or arrangement for the benefit of creditors; or,

(iii)	if any proceedings under any bankruptcy or
insolvency laws are instituted by or against another party hereto or any party to the Sub-
License Agreement - USA or,

(iv)	upon the liquidation, dissolution, merger, or
consolidation of any other party hereto or any party to the Sub-License Agreement - USA, excepting a merger or consolidation in accordance with section 14 of this Agreement; or,

(v)	if a receiver or trustee for another party hereto
or any party to the Sub-License Agreement - USA or any of such party's assets or properties is appointed or applied for.

(c)	If Mega Tools on the one hand, or Jore on the other,
is in breach of any material term or condition of this Agreement or if Mega Tools USA Inc. on the one hand or Jore on the other, with respect to the Sub-License
Agreement - USA, is in breach of any material term or condition of that Agreement, and fails to remedy such breach within thirty days of having been notified in writing thereof by the other party to this Agreement, then the other party may, at its option, terminate this Agreement, without prejudice to any other rights or remedies which such other party may have.

(d)	If this Agreement is terminated by Mega Tools at a
time when Jore is under a contractual obligation to provide Apparatus to a third party, then this Agreement shall be deemed to remain in effect for the time and to the extent necessary to enable Jore to fulfil such contract, and payments and royalties shall be payable in respect of the fulfilment of such contract, to the same extent as if this Agreement remained in full force and effect; provided that in no case shall the period of any such deemed extension exceed one year.

(e)	Jore may terminate this Agreement on ninety (90) days
written notice if it determines, in its sole discretion, that marketing of the Apparatus or products which include the Apparatus, is not commercially viable; provided, however, it shall be a condition precedent to the exercise of this right of termination that Jore likewise exercises its similar right of termination contained in the Sub-License
Agreement - USA.

(f)	The obligations of confidentiality imposed by this
Agreement shall not terminate by reason of the termination of this Agreement, but shall remain in effect unless and until terminated as herein set forth.

(g)	If the National Accounts License Agreement - Canada is
terminated for any reason, or if Mega Tools fails to exercise the "Renewal Option" set forth in the National Accounts License Agreement - Canada, and provided that Jore is not in breach of any material term hereof, then Winsire shall forthwith enter into negotiations with Jore, with a view to concluding a substitute agreement to enable Jore's rights hereunder to remain in full force and effect for the remaining term of this Sub-License Agreement.

(h)	Termination of this Agreement for any cause shall not
relieve the parties of their respective obligations and liabilities:

(i)	existing at or accruing to the time of
termination, or

(ii)	related to covenants which by their terms are
expressly or reasonably intended to survive termination, all of which shall survive any such termination.

Without limiting the generality of the foregoing, all indemnification obligations of the parties contained herein shall survive any such termination.

(i)	A party's rights to terminate this Agreement for any
reason (whether or not exercised by such party) shall not preclude such party from alternatively seeking any other remedy provided by law.

SUCCESSORS AND ASSIGNS
----------------------

14.	Neither this Agreement nor any interest herein is
assignable or transferable by Jore to any party without Winsire's prior written consent, whether by way of assignment, sub-license, operation of law, reorganization of Jore's business, or otherwise. Any attempted assignment, sub-license or transfer by Jore without Winsire's prior written consent shall be null and void and shall, at Winsire's option, forthwith terminate this Agreement and all of Jore's rights hereunder.
Notwithstanding the foregoing, however, the merger or consolidation of Jore with or into another entity shall not be deemed an assignment or transfer hereunder if Jore is the surviving entity in any such merger or consolidation or if the then shareholders of Jore own at least fifty-one percent (51%) of the capital stock of the surviving entity in any such merger or consolidation.

ADDRESSES FOR NOTICES
---------------------

15.	Notices required or permitted to be sent to a party to this
Agreement, may be sent by prepaid registered mail to the address of such party appearing in the style of this Agreement, or to such more recent address as such party has made known in writing to the other party to this Agreement.

ENTIRE AGREEMENT
----------------

16.	This Agreement constitutes the entire agreement between the
parties relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

NO PARTNERSHIP OR JOINT VENTURE
-------------------------------

17.	The parties to this Agreement recognise and agree that each
is operating as an independent contractor and not as an agent of the other. This Agreement will not constitute a partnership or joint venture and no party can be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

INFRINGEMENT OF THIRD PARTY PATENTS OR TRADEMARKS
-------------------------------------------------

18.
(a)	Subject to Section 20, if any complaint alleging
infringement or violation of any patent, trademark or other proprietary rights is made against Jore or its customers, licensees or sublicensees in respect of the manufacture, use or sale of units of the Apparatus in any country, then the following procedure shall be adopted. Jore shall promptly upon receipt of any such complaint notify Mega Tools of same, and shall throughout the pendency of such complaint keep Mega
Tools fully informed of the actions and positions taken by the complainant and taken and proposed to be taken by Jore. Subject to this paragraph, all costs and expenses properly incurred by Jore in investigating, resisting, litigating and settling such complaint, including the payment of any award of damages and/or costs to any third party, shall be paid by Mega Tools within fifteen (15) days of receipt of documentation to support such costs and expenses. No decision or action concerning or governing any final disposition of the complaint shall be taken without full consultation with and approval by Mega Tools, which approval shall not be unreasonably withheld.
Mega Tools may elect to participate formally in any litigation involving the complaint, to the extent that the court permits, and any additional expenses generated by such formal participation shall be borne entirely by Mega Tools (subject to the possibility of recovery of some or all of such additional expenses from the complainant).

(b)	In no event shall Mega Tools or Winsire be liable to
Jore under this Agreement or otherwise for any amount in respect of any complaint alleging infringement or violation of any patent, trademark or other proprietary rights pertaining to any device not of Winsire's design or manufacture with which the Apparatus may be equipped or adapted to operate.

THIRD PARTY PRODUCT LIABILITY
-----------------------------

19.
(a)	If a product liability claim is made in respect of
Apparatus equipped or adapted with a device which is not of Mega Tools' design or manufacture then Jore shall cease all further manufacture, sale or distribution of Apparatus equipped or adapted with such device forthwith upon receipt of Mega Tools' written request to do so.

(b)	If, in Winsire's sole opinion, Apparatus equipped or
adapted with a device which is not of Winsire's design or manufacture is of an overall inferior quality, or is having a negative impact on marketplace acceptance or demand for Apparatus not equipped or adapted with such device, then Jore shall cease all further manufacture, sale or distribution of Apparatus equipped or adapted with such device forthwith upon receipt of Winsire's written request to do so.

(c)	In no event shall either Winsire or Mega Tools be
liable to Jore under this Agreement for any amount in respect of a product liability claim made in respect of Apparatus equipped or adapted with a device which is not of Winsire's or Mega Tools' design or manufacture.

(d)	Jore shall indemnify and hold Winsire and Mega Tools
and each of them harmless in respect of any and all existing and future:

(i)	costs, expenses, fees and any other amounts
(including, without limitation, expenses, including legal expenses, of investigating or contesting or otherwise occasioned by, any demand, claim, action, liability or judgement referred to below) that Winsire or Mega Tools may sustain, pay, incur or be liable for in respect of or in any way relating to Apparatus equipped or adapted with a device which is not of Winsire's or Mega Tools' design or manufacture;
and,

(ii)	demands, claims, actions, liabilities, and
judgements (including, without limitation, those for punitive or exemplary damages, and those in respect of direct, indirect and consequential losses and damages), that Winsire or Mega Tools may sustain, pay, incur or be liable for or which may be threatened or brought by any other person against Winsire or Mega Tools in respect of or in any way relating to Apparatus equipped or adapted with a device which is not of Winsire's or Mega
Tools' design or manufacture.

Jore agrees that the demands, claims, actions, causes of action, liabilities and judgements referred to herein include those arising from any alleged or actual intentional act, wilful default, negligence or any other type of liability of Winsire or Mega Tools whatsoever or arising from any non-performance, shortcoming, limitation or defect in or other failure of whatsoever of a device which is not of Winsire's or Mega Tools' design or manufacture.

(e)	Mega Tools shall indemnify and hold Jore harmless in
respect of any and all existing and future:

(i)	costs, expenses, fees and any other amounts
(including, without limitation, expenses, including legal expenses, of investigating or contesting or otherwise occasioned by, any demand, claim, action, liability or judgement referred to below) that Jore may sustain, pay, incur or be liable for in respect of or in any way relating to the design, but not the manufacture of Apparatus; and,

(ii)	demands, claims, actions, liabilities, and
judgements (including, without limitation, those for punitive or exemplary damages, and those in respect of direct, indirect and consequential losses and damages), that Jore may sustain, pay, incur or be liable for or which may be threatened or brought by any other person against Jore in respect of or in any way relating to the design, but not the manufacture of Apparatus.
Mega Tools agrees that the demands, claims, actions, causes of action, liabilities and judgements referred to herein include those arising from any alleged or actual intentional act, wilful default, negligence or any other type of liability of Jore whatsoever or arising from any non-performance, shortcoming, limitation or defect in or other failure whatsoever of the design, but not the manufacture of Apparatus.

MAXIMUM LIABILITY OF WINSIRE
----------------------------

20.	Notwithstanding any other provision of this Agreement, in
no event shall Winsire be liable to Jore (whether in contract, tort or on the basis of any other legal principle) under or in connection with this Agreement or in connection with its performance for any amount in excess of the sum of US Thirty-five Thousand Dollars (U.S. $35,000).

VALIDITY OF LICENSED PATENTS
----------------------------

21.	Jore covenants and agrees that it shall not, throughout the
remaining term or terms of the Licensed Patents, challenge the validity of any of the claims of any of the Licensed
Patents or assist any third party in doing the same.

PATENT MARKING; PROMOTIONAL MATERIALS
-------------------------------------

22.
(a)	Jore shall place in a conspicuous location on each
unit of Apparatus sold by it a permanent label or plate bearing a patent notice conforming to the statutes in force in the Territory relating to the marking of patented articles.

(b)	Jore shall not adopt, publish or cause to be published
any packaging, advertising, display or other promotional materials pertaining to the Apparatus without first having consulted with Mega Tools.

TRADEMARKS
----------

23.
(a)	Winsire owns and shall continue to own all right,
title and interest in and to the Trademark throughout the Territory. Jore shall do nothing inconsistent with such ownership.

(b)	Jore shall not, at any time, contest, or assist others
in contesting, Winsire's ownership of the Trademark or the validity of the Trademark.

(c)	Jore acknowledges the great value of the publicity and
goodwill associated with the Apparatus and agrees that such goodwill belongs exclusively to Winsire.

INFRINGEMENT OF LICENSED PATENTS
--------------------------------

24.	Jore shall keep a diligent watch over the Territory, in
order to detect any apparatus which infringes, or possibly infringes the Licensed Patents. Upon detection of any such infringement, or possible infringement, Jore shall promptly notify Winsire thereof. Winsire shall have the exclusive right, but shall not be obligated, to take appropriate legal action to restrain such infringement and/or recover damages in respect thereof. If Winsire elects to take such action, it shall do so at its own expense and the conduct of the action shall be entirely directed by Winsire. Jore shall, at no cost to Winsire, assist Winsire in such action by testifying in any legal proceedings, signing all necessary papers, and rendering any other assistance
(except financial assistance) which may, in the opinion of Winsire or its counsel, reasonably be required to prosecute such action to a successful conclusion. If Winsire elects not to pursue legal action or does not take reasonable affirmative steps to pursue legal action within thirty (30) days of receiving Jore's notification of a potential infringement by a third party, or if Winsire subsequently abandons any such legal proceedings, then Jore may pursue legal action respecting any such third party infringement without involvement by Winsire. In that event, Jore shall be entitled to retain any proceeds from such action.

GOVERNING LAW
-------------

25.	This Agreement shall be construed in accordance with, and
governed by, the laws of the Province of British Columbia, Canada, and the applicable Federal laws of Canada, in effect in the said Province.

ARBITRATION OF DISPUTES
-----------------------

26.
(a)	All disputes arising out of or in connection with this
Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom shall be referred to and finally resolved by arbitration under the rules of the British Columbia
International Commercial Arbitration Centre.

(b)	The appointing authority shall be the British Columbia
International Commercial Arbitration Centre.

(c)	The case shall be administered by the British Columbia
International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules".

(d)	The place of arbitration shall be Vancouver, British
Columbia, Canada.

SEVERABILITY
------------

27.	All provisions of this Agreement are, and shall be deemed
to be, severable, and if any provision of this Agreement is determined to be void as contrary to law or public policy, such provision shall be deemed to be severed from this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.

MODIFICATION AND WAIVER
-----------------------

28.	No cancellation, modification, amendment, deletion,
addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by all of the parties hereto. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCES
------------------

29.	The Parties shall execute such further documents and do
such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

WINSIRE'S AND MEGA TOOLS' NON-RESPONSIBILITY
--------------------------------------------

30.	Neither Winsire nor Mega Tools nor any of their employees
or officers shall have any responsibility for any of the acts or operations of Jore under this Agreement or for any decision made in connection therewith, whether upon the recommendation of Winsire or Mega Tools or otherwise.

INTEREST ON OVERDUE PAYMENTS
----------------------------

31.	Except as otherwise specified herein, interest shall accrue
on all overdue payments hereunder from the due date for such payment until actual payment, such interest to be computed at an effective annual interest rate of eighteen percent (18%) per annum.

GENDER
------

32.	Words importing the masculine gender include the feminine
or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

EQUAL PARTICIPATION IN DRAFTING
-------------------------------

33.	The parties have equally participated in the drafting of
the within Agreement, each having had the opportunity to be independently represented by counsel.

TIME OF THE ESSENCE
-------------------

34.	Time shall be of the essence of this Agreement and all
provisions hereof.

REMEDIES CUMULATIVE
-------------------

35.	The rights, powers and remedies of the parties to this
Agreement provided in this Agreement are cumulative and do not affect any right, power or remedy otherwise available to them at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under their corporate seals and the hands of their proper officers duly authorised in that behalf.


EXECUTED at Vancouver, British Columbia, Canada, this 28 day of
April, 2000 as of the 29th day of February, 2000.

                               Winsire Enterprises Corporation

                               /s/ Hermann Fruhm
                          By:  ________________________________
                               Hermann Fruhm, President


EXECUTED at Langley, British Columbia, Canada, this 28 day of
April, 2000 as of the 29th day of February, 2000.

                               Mega Tools Ltd.



                               /s/ Neil Morgan
                           By: ________________________________
                               Neil Morgan, President


EXECUTED at Ronan, Montana, United States of America, this 28 day of April, 2000 as of the 29th day of February, 2000.

                               Jore Corporation

                               /s/ Matt Jore
                           By: ________________________________
                               Matt Jore, President